Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-142588 on Form S-8 of The Middleby Corporation of our report dated May 8, 2007, relating to the consolidated financial statements of New Star International Holdings, Inc. and subsidiaries, as of February 28, 2007 and 2006, and for each of the three years in the period ended February 28, 2007, appearing in this current report on Form 8-K of The Middleby Corporation.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
January 17, 2008